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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                               The Hockey Company
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             (Exact name of registrant as specified in its charter)


                               November 23, 2001
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                Date of Report (Date of earliest event reported)


          Delaware                    0-19596                 13-36-32297
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(State or other jurisdiction        (Commission             (I.R.S. Employer
      of incorporation              File Number)           Identification No.)


c/o Maska U.S., Inc., 929 Harvest Lane, P.O. Box 1200,
                   Williston, VT                                 05495
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      (Address of principal executive offices)                 (Zip Code)

                                 (802) 872-4226
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              (Registrant's telephone number, including area code)
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Item 5.  Other Events.

         The Board of Directors of the Company has accepted the resignation of Gerald B. Wasserman as Chairman of the Board and Director of the Company and has appointed Greg S. Feldman to the position of Chairman of the Board of the Company. Mr. Feldman became a Director of the Company in July 1998. He is a co-founder and Managing Partner of Wellspring Associates LLC and Wellspring Capital Management LLC. WS Acquisition LLC, an affiliate of Wellspring Associates LLC, currently owns 49.1% of the outstanding common stock of the Company.

         The Board of Directors of the Company has appointed Matthew H. O'Toole as Chief Executive Officer of the Company. Mr. O'Toole was appointed President of the Company in January 2001, having joined the Company in May 1999 as Senior Vice President, Sales and Marketing.

         Under the Separation Agreement and Release Agreement entered into with Mr. Wasserman, Mr. Wasserman will continue to receive salary through March 31, 2002, as well as certain fringe benefits. The parties have also agreed to mutually release each other from any liability with respect to potential claims against each other.
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                                    Signature

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              THE HOCKEY COMPANY


                                              By: /s/ Matthew H. O'Toole
                                                  -----------------------------
                                                  Name:  Matthew H. O'Toole
                                                  Title: President and Chief
                                                         Executive Officer

Dated: December 4, 2001